SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

DATE OF REPORT - MAY 17, 2005
(Date of Earliest Event Reported)

COLUMBIA LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

Commission File No. 1-10352

Delaware	59-2758596
(State of Incorporation)	(I.R.S. Employer Identification No.)

354 Eisenhower Parkway Livingston, New Jersey	07039
(Address of principal executive offices)	Zip Code

Registrant’s telephone number, including area code: (973) 994-3999

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 17, 2005, the Board of Directors of Columbia Laboratories, Inc. (the “Registrant”) adopted the Columbia Laboratories, Inc. Incentive Plan (the “Plan”). The Plan is intended to encourage and reward participants for achievement of the Registrant’s financial, tactical and strategic objectives; to reinforce a strong performance orientation with variability in awards based upon individual contribution and teamwork; and to provide a fully-competitive compensation package that will enable the Registrant to attract, reward and retain high caliber employees.

In general, all employees are eligible to participate in the Plan, except employees who are eligible for another incentive plan (e.g., sales incentives). Employees hired after February 28, but before October 1, are eligible for a pro rated incentive award based on their hire date. Employees hired on or after October 1 are not eligible to participate that year. To be eligible for an incentive award, an employee generally must be actively employed on the date of distribution of awards for the year.

Under the Plan, each eligible employee has an incentive target that is expressed in units as a percentage of the employee’s base salary. The incentive target relates to the employee’s position level, and ranges from 4% for hourly employees to 30% for executive officers, with the exception of the Registrant’s President and Chief Executive Officer, G. Frederick Wilkinson, whose employment contract establishes an incentive target of 50%, and the Registrant’s Senior Vice President and Chief Operating Officer, Robert S. Mills, whose employment contract establishes an incentive target of 40%. A target incentive pool is established annually in relation to the sum of the target incentive award opportunities for all employees. The annual incentive pool is initially determined by the Compensation Committee of the Board of Directors on the basis of: the attainment of financial and strategic goals for the year as established by the Board of Directors; competitive economic factors; the regulatory environment; the timely and successful development of products; the Registrant’s exposure to product liability risks and other contingencies; market and customer acceptance and demand for the Registrant’s products; reliability of supply of the Registrant’s products by contract manufacturers; product recalls; relationships with significant customers; reimbursement policies of third-party payors; and general economic conditions. The annual incentive pool is finally determined by the Board of Directors, and the total amount of the incentive pool establishes the maximum awards that may be granted to employees. Individual awards, if any, will take into account both corporate performance against established financial and strategic goals and individual performance. Awards may be made in cash, stock options or a combination thereof.

A copy of the Plan is filed as Exhibit 10.57 hereto and is incorporated herein by reference.

On May 17, 2005, the Board of Directors of the Registrant fixed specified financial and strategic performance goals for funding the incentive pool for the fiscal year ending December 31, 2005, and the 2005 incentive bonus targets under the Plan for the Registrant’s executive officers whose incentive targets are not established pursuant to employment agreements. The following table sets forth the awards under the Plan for the Registrant’s Chief Executive Officer and each of the other executive officers of the Registrant:

Executive Officer	2005 Base Salary	2005 Bonus Target (units) *
G. Frederick Wilkinson, President and Chief Executive Officer	$500,000	250,000
Robert S, Mills, Senior Vice President and Chief Operating Officer	$300,000	120,000
Michael McGrane, Vice President, General Counsel, and Secretary	$246,250	73,875
David L. Weinberg, Vice President - Finance, Chief Financial Officer and Treasurer	$204,000	61.200

* Awards may be made in cash, stock options, or a combination thereof.

A copy of a summary of the 2005 base salaries and incentive bonus targets for the Registrant’s executive officers is filed as Exhibit 10.58 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

10.57	Columbia Laboratories Inc. Incentive Plan
10.58	2005 base salaries and incentive bonus targets for the Registrant’s executive officers

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 19, 2005

COLUMBIA LABORATORIES, INC.

By:	/S/ David L. Weinberg
David L. Weinberg Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.57	Columbia Laboratories Inc. Incentive Plan
10.58	2005 base salaries and incentive bonus targets for the Registrant’s executive officers